EXHIBIT 3 (b)

REVISED BYLAWS

OF

GOLDEN WEST FINANCIAL CORPORATION

(As amended July 26, 2004)

ARTICLE I

Section 1. OFFICES. The registered office of the Corporation is hereby fixed and located in the City of Wilmington, Delaware. The Corporation may also have such offices at such other places within or without the State of Delaware as the Board of Directors shall from time to time prescribe.

ARTICLE II

Meetings of Stockholders

Section 1. PLACE OF MEETINGS. The annual meeting of stockholders and all other meetings of stockholders shall be held either at the registered office of the Corporation or at any other place within or without the State of Delaware which may be designated by the Board of Directors of the Corporation.

Section 2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held the last week of April of each year or at such other time as the Board of Directors may determine.

Written notice of each annual meeting shall be given to each stockholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such stockholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a stockholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the registered office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the Delaware General Corporation Law. Notice of any such meeting of stockholders shall be sent to each stockholder entitled thereto not less than ten (10) days before each annual meeting, and shall specify the place, the day and the hour of such meeting.

Except as otherwise prohibited under the general corporation laws of Delaware, any notice hereunder shall be effective if given by a single written notice to stockholders who share an address, if consented to by the stockholders at that address to whom such notice is given. This consent will be deemed to have been given if the stockholder fails to object in writing to the Corporation within 60 days of having been given notice by the Corporation of its intention to send the single notice. The stockholder may revoke this consent by written notice to the Corporation.

Section 3. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board or the Board of Directors. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders. Notices of any special meetings shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted.

If any stockholders’ meeting, either annual or special, is adjourned for thirty (30) days or more or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. ENTRY OF NOTICE. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the Corporation that notice has been duly given shall be prima facie evidence that due notice of such meeting was given to such stockholder, as required by law and the Bylaws of the Corporation.

Section 6. VOTING. At all meetings of stockholders every stockholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his own name on the stock records of the Corporation on the day three (3) days prior to any meeting of stockholders, or, if some other day be fixed for the determination of stockholders of record, then on such other day. Such voting may be viva voce or by ballot. Every stockholder entitled to vote at an election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principal among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of directors to be elected, shall be elected.

Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8. CONSENT OF ABSENTEES. The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, such of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, submits a waiver by electronic mail or other electronic transmission, consents to the holding of such meeting, or approves of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 9. ACTION WITHOUT MEETING. Any action which under any provision of the general corporation laws of Delaware may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by a writing or by electronic transmission shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the Corporation.

Notwithstanding any inconsistent provision which may be contained in these Bylaws, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date upon which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders’ meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 10. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy or electronic transmission executed by such person or his duly authorized agent. A proxy shall be deemed executed if the stockholder’s name is placed on the proxy, whether by manual signature, electronic or telegraphic transmission or otherwise. A proxy shall be valid only for the specific meeting with respect to which it has been granted and any adjournment of such meeting; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution. Any proxy duly executed and outstanding shall be deemed not to have been revoked, and to be in full force and effect, unless and until an instrument revoking said proxy, or a duly executed proxy bearing a later date, is executed and delivered. Notwithstanding that a valid proxy may be outstanding, the powers of the proxy holder or holders shall be suspended, except in the case of a proxy coupled with an interest, which shall state the fact on its face, if the person or persons executing such proxy shall be present at the meeting and elect to vote in person.

Section 11. ADVANCE NOTICE OF STOCKHOLDER PROPOSALS. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the restated certificate of incorporation and by-laws of the Corporation. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 90 nor more than 120 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date or week, unless and until the Board determines to hold the meeting on a different date or week.

Any stockholder who gives notice of any such proposal or director nomination shall deliver therewith (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons why such stockholder favors the proposal, (iii) such stockholder’s name and address, (iv) the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder, and the length of time those shares have been held, and (v) any material interest of such stockholder in the proposal (other than as a stockholder). If a stockholder delivers a notice on behalf of one or more other beneficial owners, the notice shall also include the information in items (iii), (iv) and (v) above with respect to each beneficial owner in the stockholder group.

Any stockholder desiring to nominate any person for election as a director of the Corporation shall also deliver with such notice a statement in writing setting forth (i) the name, age, business address, residence, and principal occupation or employment of the person to be nominated, (ii) the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, and the length of time those shares have been held, (iii) the information regarding such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, and required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), (iv) whether such person would satisfy the independence standards of the New York Stock Exchange and other applicable regulations, (v) whether such person has any affiliation or arrangement with the stockholder or stockholder group making the nomination, and (vi) such person’s signed consent to serve as a director of the Corporation if elected.

As used herein, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities and Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

In order to include information with respect to a stockholder proposal or director nomination in the proxy statement and form of proxy for an annual meeting, stockholders must also provide notice as required by the rules and regulations promulgated under the Securities Exchange Act of 1934. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

ARTICLE III

Directors

Section 1. POWERS. Subject to the limitations of the Certificate of Incorporation, of the Bylaws, and of the general corporation law of Delaware as to action to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by the Bylaws, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers to wit:

First - To select and remove all officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or the Bylaws, fix their compensation and require from them security for faithful service.

Second - To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, the Certificate of Incorporation or the Bylaws as them may deem proper.

Third - To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal or such certificates from time to time in a lawful manner as they may see fit.

Fourth - To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done, or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or amounts transferred from surplus to stated capital upon the issuance of shares as a dividend.

Fifth - To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth - To appoint, by resolution passed by a majority of the full Board of Directors, an executive committee and one or more other committees, and to delegate to such committees, subject to the control of the Board of Directors, any of the powers and authority of said Board except as specifically limited by statute or the Certificate of Incorporation. The executive committee shall be composed of two or more directors and shall act only in the intervals between meetings of the Board of Directors and shall be subject at all times to the control thereof.

Seventh – To delegate authority to any officer or officers, or agent or agents, to enter into any agreements, sign documents, submit applications and reports, settle disputes, authorize expenditures, and otherwise effect transactions on behalf of the Corporation, which authority may be general or confined to specific instances.

Section 2. NUMBER, ELECTION AND TERM OF OFFICE OF DIRECTORS. The number of directors of the Corporation shall be nine. This number may be changed by a resolution of the Board of Directors or a majority of the stockholders. Except as otherwise provided in the Certificate of Incorporation, the Board of Directors shall be elected at the annual meeting of stockholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. All directors shall hold office until their respective successors are elected.

Section 3. VACANCIES. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail at any annual, regular or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

Except as otherwise provided in the Certificate of Incorporation, vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director and each director so elected shall hold office until his successor is elected at an annual or regular or a special meeting of the stockholders.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders may elect a successor to take office when the resignation is to become effective.

No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 4. PLACE OF MEETING. All meetings of the Board of Directors shall be held at the registered office of the Corporation or at any other place within or without the State of Delaware.

Section 5. MEETINGS BY TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times as may from time to time be determined by the Board of Directors.

Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, or if he is absent or unable or refuses to act, by the Vice Chairman of the Board, the President or by any three directors.

Written notice of the time and place of regular and special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the city in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is personally delivered, whether by telephone, facsimile or other electronic transmission. it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 8. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting of a directors’ meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 9. ENTRY OF NOTICE. Whenever any director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such director, as required by law and the Bylaws of the Corporation.

Section 10. WAIVER OF NOTICE. The transactions of any meetings of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, submits a waiver by electronic mail or other electronic transmission, consents to holding such meeting or approves of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 11. QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, except that a majority of the full board shall be required for amendment of the Bylaws and except as otherwise provided in the Certificate of Incorporation.

Section 12. ADJOURNMENT. A quorum of the directors may adjourn any director’s meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

Section 13. FEES AND COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in another capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

ARTICLE IV

Officers

Section 1. OFFICERS. The officers of the Corporation shall be one or more Chief Executive Officers, Chairmen of the Board and Presidents, and a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice-Chairmen of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Treasurers and Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any two or more offices may be held by the same person.

Section 2. APPOINTMENT. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint, or empower the Chief Executive Officers to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors, or the Chief Executive Officers, may from time to time determine. The Chief Executive Officers may delegate to other officers the authority to appoint subordinate officers.

Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors or, except in the case of an officer appointed by the Board of Directors, by any officer who otherwise has such authority.

Any officer may resign at any time by giving notice to the Board of Directors, to the Chairman of the Board, or to the Secretary of the Corporation. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any officer positions held shall automatically terminate upon termination of employment.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by the Bylaws for regular appointment to such office.

Section 6. CHIEF EXECUTIVE OFFICERS. The Chief Executive Officer or Officers of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and other officers of the Corporation, and if there is more than one Chief Executive Officer, such powers and duties shall be shared or divided between them as they shall determine.

Section 7. CHAIRMAN OF THE BOARD. The Chairman of the Board, if present, shall preside at all meetings of the stockholders and of the Board of Directors, and shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman of the Board by the Board of Directors or by law.

Section 8. VICE CHAIRMAN. The Vice Chairman, if there be one or more persons so named, shall exercise and perform such powers and duties as may be from time to time assigned to the Vice Chairman by the Chairman of the Board, the Board of Directors or by law.

Section 9. PRESIDENT. The President shall exercise and perform such powers and duties as may be from time to time assigned to the President by either of the Chief Executive Officers, by the Board of Directors or by law.

Section 10. VICE PRESIDENTS. The Vice Presidents shall exercise and perform such powers and duties as may be from time to time assigned to them respectively by either of the Chief Executive Officers, the Board of Directors or other officers to whom they report.

Section 11. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the registered office of the Corporation or such other place as the Board of Directors may order, of all meetings of directors and stockholders, with the time and place held, whether regular or special and if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The Secretary shall keep or cause to be kept, at the registered office of the Corporation, or at the office of the Corporation’s transfer agent, a share register or a duplicate share register, showing the names of the stockholders and their addresses; the number of classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be from time to time assigned to the Secretary by either of the Chief Executive Officers, by the Board of Directors or by law.

Section 12. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursement, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be authorized, shall render to the Chief Executive Officer or the directors, whenever they request it, an account of all of the financial transactions of the Company and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be assigned to the Chief Financial Officer by either of the Chief Executive Officers, by the Board of Directors or by law.

ARTICLE V

Miscellaneous

Section 1. RECORD DATE AND CLOSING STOCK BOOKS. The Board of Directors may fix a time, in the future, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfer of shares during the whole, or any part, of any such period.

Section 2. CERTIFICATES OF STOCK. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by the Chairman of the Board or a Vice Chairman, or by a Chief Executive Officer or President or Vice President, and by the Chief Financial Officer or an assistant treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares held. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3. ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificates previously issued by it, whether alleged to have been lost, stolen, destroyed or otherwise, and the Corporation may require the owner, or the owner’s legal representative, to make an affidavit or affirmation of that fact and give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the old certificates or the issuance of a new certificate or uncertificated shares.

Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 5. SHARES OF OTHER CORPORATIONS. In the absence of any action thereon by the Board of Directors, the Chairman of the Board, Vice Chairman of the Board, President or any Vice President and the Secretary or an Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all such shares of other corporations may be exercised either by such officers in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officers.

Section 6. ANNUAL REPORT. The Board of Directors shall cause annual reports to be given or mailed to the shareholders not later than 120 days after the close of the fiscal or calendar year.

Section 7. BOARD AND COMMITTEE ACTION WITHOUT MEETING. The Board of Directors or any Committee thereof may take any action, without holding a meeting, which they are authorized to take at a meeting lawfully held, provided, that all of the directors or members of such Committee consent in writing to any actions so taken without meeting. Written consents representing actions taken by the Board of Directors or any Committee may be executed by facsimile or by electronic mail or other electronic transmission, and such facsimile or electronic transmission shall be valid and binding to the same extent as if it were an original. Where circumstances make it impracticable for a Director to deliver his or her consent in writing, the Secretary of the Corporation or his designee is permitted to communicate orally with the Director and include a written record of the Director’s consent with the minute book of the Corporation.

Section 8. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

(a) Actions, Suits or Proceedings Other Than By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this Section 8(b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

(c) Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any other provision of this Article V, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 8(a) or 8(b) of this Article V or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

(d) Determination of Right to Indemnification. Any indemnification under Sections 8(a) or 8(b) of this Article V (unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Sections 8(a) or 8(b) of this Article V. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the Corporation) in a written opinion, or (3) by the stockholders.

(e) Advancement of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by a director or officer referred to in Sections 8(a) or 8(b) of this Article V in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation, in advance of a determination of right to indemnification pursuant to Section 8(d) of this Article V or the final disposition of such action, suit or proceeding, upon the written request of such director or officer; provided, however, that the payment of such costs, charges and expenses in advance of the determination of right to indemnification or the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Section 8. The Board of Directors may, in such case, and upon approval of such director or officer of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) Procedure for Indemnification. Any indemnification under Sections 8(a), 8(b) or 8(c) of this Article V, or advance of costs, charges and expenses under Section 8(e) of this Article V, shall be made promptly, and in any event within 60 days, upon the written request of the indemnified person. The right to indemnification or advances as granted by this Section 8 shall be enforceable by the indemnified person in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s costs and expenses actually and reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than action brought to enforce a claim for the advance of costs, charges and expenses under Section 8(e) of this Article V where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 8 (a) or 8(b) of this Article V, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8(a) or 8(b) of this Article V, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(g) Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of costs, charges and expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office as set forth in Sections 8(a) and 8(b) of this Article V or otherwise, and shall continue as to a person who has ceased to hold such office and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Section 8 shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Section 8 is in effect. Any repeal or modification of this Section 8 or any repeal or modification of relevant provision of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

(h) Indemnification of Employees and Other Agents. The Board of Directors in its discretion shall have power on behalf of the Corporation, subject to applicable law, to indemnify any person made a party to any action, suit or proceeding by reason of the fact that such person, or his or her testator or intestate, is or was an employee or other agent of the Corporation and to advance costs, charges and expenses (including attorney’s fees) incurred by such person in defending any such action, suit or proceeding.

(i) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provision of this Section 8.

(j) Savings Clause. If this Section 8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 8 that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VI

Amendments

Section 1. POWER OF AMENDMENT. Bylaws may be adopted, amended, or repealed by the vote of the holders of a majority in interest of the stockholders of the Corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat, a quorum being present, or by the affirmative vote of a majority of the whole Board of Directors.

Section 2. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the minute book of the Corporation with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said minute book.